Exhibit 99.1

For Release
July 29, 2015
1:05 p.m. PDT

Contacts:
Ed Pierce
Chief Financial Officer
(818) 878-7900

On Assignment Reports Results for Second Quarter of 2015
Revenues & Adjusted EBITDA above Previously Announced Estimates

CALABASAS, Calif., July 29, 2015 -- On Assignment, Inc. (NYSE: ASGN), a leading global provider of diversified professional staffing solutions, today reported results for the quarter ended June 30, 2015.

Second Quarter Highlights

•
Effective June 5, 2015, acquired Creative Circle, LLC ("Creative Circle"), one of the largest digital/creative staffing firms in North America, for $570 million in cash and stock, plus contingent consideration of up to $30 million.

•	Revenues were $485.3 million; up 11.7 percent year-over-year (12.8 percent on a constant currency basis).

•
Revenues, excluding the contribution from acquisitions, were $463.5 million ($468.1 million on a constant currency basis), up 6.7 percent (7.8 percent on a constant currency basis) and above the high-end of our financial estimates.

•
Adjusted EBITDA (a non-GAAP measure defined below) was $56.0 million. Adjusted EBITDA included $4.9 million from Creative Circle. Excluding the contribution from Creative Circle, Adjusted EBITDA was $51.1 million and towards the high-end of our financial estimates.

•
Adjusted income from continuing operations (a non-GAAP measure defined below) was $32.3 million ($0.61 per diluted share). Excluding the contribution from Creative Circle, Adjusted income from continuing operations was $28.8 million ($0.55 per share) and was towards the high-end of our financial estimates.

•
In conjunction with the Creative Circle acquisition, entered into a new $975 million credit facility, comprised of an $825 million seven-year term loan and a $150 million revolving credit facility. After the closing of Creative Circle, $875 million was outstanding under the facility.

•	Leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) was 3.51 to 1 at June 30, 2015, up from 2.06 to 1 at December 31, 2014.

Commenting on the results, Peter Dameris, President and Chief Executive Officer of On Assignment, Inc., said, "We are pleased with our strategic and operational accomplishments during the quarter. The acquisition of Creative Circle positions us well in the fast growing digital/creative staffing space allowing us to engage the CMO along with the CIO to provide solutions that meet the growing needs of both groups while driving greater demand for our traditional services.

Our financial performance for the quarter was enhanced by the acquisition of Creative Circle, which was accretive on a GAAP and an Adjusted Earnings basis. Excluding the contribution from Creative Circle, our results (adjusted mainly for acquisition-related costs and the write-off of loan costs associated with our old credit facility) were at or above the high-end of our previously announced financial estimates for the quarter. Our revenue growth rates were higher than expected and reflected a slight re-acceleration in our growth rate for the first time in four quarters. Our cash generation during the quarter was strong and permitted us to pay down our indebtedness by $25 million prior to the end of the quarter and we expect to voluntarily pay down an additional $25 million by the end of July."

Second Quarter 2015 Financial Results

Revenues for the quarter were $485.3 million ($489.9 million on a constant currency basis), up 11.7 percent (12.8 percent on a constant currency basis) year-over-year. Constant currency revenues and growth rates for the quarter were calculated using the foreign currency exchange rates from the same period in the prior year.

Revenues included $21.8 million from two businesses acquired during the quarter (Creative Circle and a small Life Sciences business in Europe), which are included in consolidated results from the date of acquisition. The revenue contribution from Creative Circle was $19.6 million, and the contribution from the Life Sciences business was $2.2 million. Revenues, excluding the contribution from acquisitions, were $463.5 million ($468.1 million on a constant currency basis), up 6.7 percent (7.8 percent on a constant currency basis) and above the high-end of our financial estimates.

Operating results of Creative Circle are included in the Apex Segment. The Life Sciences European business is now included in the Oxford Segment for reporting purposes. The operating and statistical data for the Oxford Segment have been adjusted to reflect this change in reporting.

Direct hire and conversion revenues were $28.7 million, up 33.8 percent year-over-year, which included $1.5 million from Creative Circle. CyberCoders accounted for 72.6 percent of the total and was up 28.0 percent year-over-year. Direct hire and conversion revenues were 5.9 percent of total revenues for the quarter, up from 4.9 percent in the second quarter of 2014.

Our largest segment, Apex, accounted for 69.8 percent of total revenues. Apex grew 13.7 percent year-over-year, on a reported basis, which included $19.6 million in revenues from Creative Circle. Excluding the contribution from Creative Circle, Apex grew 7.1 percent year-over-year for the quarter.

Our Oxford Segment accounted for 30.2 percent of total revenues. Oxford grew 7.4 percent year-over-year on a reported basis, which included $2.2 million in revenues from an acquired business. On a constant currency basis and excluding the contribution from the acquired Life Sciences business, Oxford grew 9.1 percent year-over-year for the quarter.

Gross profit was $158.5 million, up $16.6 million or 11.7 percent year-over-year. Gross margin for the quarter was 32.7 percent.

Selling, general and administrative (“SG&A”) expenses were $118.9 million (24.5 percent of revenues), up from $99.6 million (22.9 percent of revenues) in the second quarter of 2014. SG&A expenses for the quarter included SG&A from Creative Circle of $4.0 million, acquisition, integration and strategic planning expenses of $6.9 million, and $0.5 million related to the write-off of an IT application. Excluding these expenses, SG&A expense was approximately $107.5 million and within our previously announced financial estimates.

Amortization of intangible assets was $7.0 million, compared with $5.5 million in the second quarter of 2014. The increase in amortization mainly related to the acquisition of Creative Circle.

Interest expense for the quarter was $4.7 million compared with $3.1 million in the second quarter of 2014. Interest expense for the quarter was comprised of interest on the credit facility of $4.2 million and amortization of deferred loan costs of $0.5 million.

Write-off of loan costs totaled $3.8 million ($2.3 million, $0.04 per diluted share, after tax) and related to the refinancing of the credit facility in June.

The leverage ratio (total indebtedness to trailing 12 months Adjusted EBITDA) at June 30, 2015 was 3.51 to 1, up from 2.06 to 1 at December 31, 2014. The increase in the leverage ratio related to borrowing to fund the acquisition of Creative Circle.

The effective income tax rate for the quarter was 40.8 percent, a slight decrease from the 41.2 percent for the full year 2014.

Adjusted EBITDA (a non-GAAP measure defined below) was $56.0 million. The Adjusted EBITDA contribution from Creative Circle was $4.9 million. Excluding the contribution from Creative Circle, Adjusted EBITDA was $51.1 million and towards the high-end of our previously announced financial estimates.

Adjusted income from continuing operations (a non-GAAP measure as calculated in an accompanying table) was $32.3 million ($0.61 per diluted share). Net income on a GAAP basis was $14.3 million ($0.27 per diluted share). Net income included acquisition, integration and strategic planning expenses of $6.9 million ($4.6 million after tax, or $0.09 per diluted share), $0.5 million related to the write-off of an IT application ($0.3 million after tax or $0.01 per diluted share) and the write-off of deferred loan costs of $3.8 million ($2.3 million after tax or $0.04 per diluted share).

Creative Circle Acquisition

On June 5, 2015 the Company completed its acquisition of privately-held Creative Circle, LLC for $570 million, and up to an additional $30 million based on operating performance during 2015. In connection with the acquisition, the Company obtained a secured financing commitment for $975 million from Wells Fargo Bank, National Association. The new credit facility consists of a $150 million revolving credit facility and an $825 million term loan. Proceeds from the facility were used to fund the cash portion of the purchase price and refinance the Company's existing debt.

Financial Estimates for Q3 2015

On Assignment is providing financial estimates for continuing operations for the third quarter of 2015. These estimates do not include acquisition, integration, or strategic planning expenses and assume no deterioration in the staffing markets that On Assignment serves. The following estimates assume billable days of 63.5 for the quarter, which is the same as the preceding quarter. These estimates also assume no deterioration in foreign exchange rates.

•	Revenues of $550.0 million to $555.0 million

•	Gross margin of 33.5 percent to 33.8 percent

•	SG&A expense (excludes amortization of intangible assets) of $124.8 to $125.8 million (includes $4.3 million in depreciation and $5.5 million in equity-based compensation expense)

•	Amortization of intangible assets of $11.4 million

•	Adjusted EBITDA of $69.0 million to $71.5 million

•	Effective tax rate of 40.9 percent

•	Adjusted income from continuing operations of $39.7 million to $41.2 million

•	Adjusted income from continuing operations per diluted share of $0.74 to $0.77

•	Income from continuing operations of $22.6 million to $24.1 million

•	Income from continuing operations per diluted share of $0.42 to $0.45

•	Diluted shares outstanding of 53.4 million

Conference Call

On Assignment will hold a conference call today at 4:30 p.m. EDT to review its second quarter financial results. The dial-in number is 800-553-0318 (+1-612-332-0107 for callers outside the United States) and the conference ID number is 364192. Participants should dial in ten minutes before the call.

A replay of the conference call will be available beginning today at 6:30 p.m. EDT and ending at 11:59 p.m. EDT on August 13, 2015. The access number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States) and the conference ID number is 364192.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment's web site at www.onassignment.com. Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.

About On Assignment
On Assignment, Inc. is a leading global provider of in-demand, skilled professionals in the growing technology, life sciences, and creative sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as career-building partners with the depth and breadth of experience to help them reach their goals.

On Assignment, which is based in Calabasas, California, was founded in 1985 and went public in 1992. The Company has a network of branch offices throughout the United States, Canada, United Kingdom, and Europe. To learn more, visit http://www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the accompanying Supplemental Financial Information include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and Non-GAAP income from continuing operations (Income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and Adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2015. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on March 2, 2015, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as filed with the SEC on May 8, 2015, and our Current Report on Form 8-K filed with the SEC on June 5, 2015. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014 (1)	2015	2015	2014 (1)

Revenues	$485,323	$434,424	$430,045	$915,368	$841,275
Cost of services	326,789	292,519	294,170	620,959	571,215
Gross profit	158,534	141,905	135,875	294,409	270,060
Selling, general and administrative expenses	118,867	99,614	105,935	224,802	195,723
Amortization of intangible assets	6,957	5,522	4,869	11,826	11,060
Operating income	32,710	36,769	25,071	57,781	63,277
Interest expense, net	(4,736)	(3,103)	(3,067)	(7,803)	(6,431)
Write-off of loan costs	(3,751)	—	—	(3,751)	—
Income before income taxes	24,223	33,666	22,004	46,227	56,846
Provision for income taxes	9,888	14,025	8,981	18,869	23,600
Income from continuing operations	14,335	19,641	13,023	27,358	33,246
Gain on sale of discontinued operations, net of tax	—	—	25,703	25,703	—
Income (loss) from discontinued operations, net of tax	(83)	1,148	409	326	1,460
Net income	$14,252	$20,789	$39,135	$53,387	$34,706

Basic earnings per common share:
Income from continuing operations	$0.28	$0.36	$0.25	$0.53	$0.61
Income (loss) from discontinued operations	(0.01)	0.02	0.51	0.50	0.03
	$0.27	$0.38	$0.76	$1.03	$0.64

Diluted earnings per common share:
Income from continuing operations	$0.27	$0.36	$0.25	$0.52	$0.60
Income from discontinued operations	—	0.02	0.50	0.50	0.03
	$0.27	$0.38	$0.75	$1.02	$0.63

Number of shares and share equivalents used to calculate earnings per share:
Basic	51,978	54,372	51,519	51,749	54,239
Diluted	52,633	55,173	52,209	52,435	55,098

______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the Securities and Exchange Commission ("SEC").

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION(1) (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014 (2)	2015	2015	2014 (2)
Revenues:
Apex	$338,704	$297,893	$294,293	$632,997	$576,301
Oxford	146,619	136,531	135,752	282,371	264,974
	$485,323	$434,424	$430,045	$915,368	$841,275

Gross profit:
Apex	$97,652	$84,677	$79,643	$177,295	$160,183
Oxford	60,882	57,228	56,232	117,114	109,877
	$158,534	$141,905	$135,875	$294,409	$270,060

______

(1)	The segments reported above reflect our new segment configuration. The Oxford segment now includes our former Life Sciences Europe segment.

(2)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

SELECTED CASH FLOW INFORMATION (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2015	2014	2015 (1)	2015 (1)	2014
Cash provided by operations	$32,477	$29,330	$19,943	$52,420	$25,009
Capital expenditures	$5,331	$5,618	$8,000	$13,331	$9,638

SELECTED CONSOLIDATED BALANCE SHEET DATA (Unaudited)
(In thousands)

	June 30,	March 31,
	2015	2015
Cash and cash equivalents	$41,863	$76,363
Accounts receivable, net	330,958	287,759
Goodwill and intangible assets, net	1,319,747	755,574
Total assets	1,797,134	1,214,229
Current portion of long-term debt (2)	—	17,353
Total current liabilities	171,147	153,794
Working capital	246,551	255,080
Long-term debt (2)	830,085	313,801
Other long-term liabilities	70,806	71,806
Stockholders’ equity	725,096	674,828

____

(1)
Amounts include cash flows from our Physician Segment. This segment generated a negative $1.8 million of cash flows from operations and its capital expenditures were negligible during the three months ended March 31, 2015. There were no cash flows from the Physician Segment in the three months ended June 30, 2015.

(2)
March 31, 2015 balances have been adjusted to reflect unamortized deferred loan costs attributable to term loans as a reduction of the related debt balances. This change in presentation was the result of early adopting Accounting Standard Update 2015-03 Imputation of Interest (Subtopic 835-30) Simplifying the Presentation of Debt Issuance Cost. The March 31, 2015 balances are net of $0.9 million unamortized deferred loan costs for the current portion of debt, and $2.5 million unamortized deferred loan costs for the long term portion. The June 30, 2015 balance is net of $19.9 million unamortized deferred loan costs.

RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS AND EARNINGS PER DILUTED SHARE TO NON-GAAP ADJUSTED EBITDA AND ADJUSTED EBITDA
PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,
	2015		2014 (1)		March 31, 2015
Net income	$14,252	$0.27	$20,789	$0.38	$39,135	$0.75
Income (loss) from discontinued operations, net of tax	(83)	—	1,148	0.02	26,112	0.50
Income from continuing operations	14,335	0.27	19,641	0.36	13,023	0.25
Interest expense, net	4,736	0.09	3,103	0.05	3,067	0.06
Write-off of loan costs	3,751	0.07	—	—	—	—
Provision for income taxes	9,888	0.19	14,025	0.25	8,981	0.17
Depreciation	4,191	0.08	3,048	0.06	3,532	0.07
Amortization of intangible assets	6,957	0.13	5,522	0.10	4,869	0.09
EBITDA	43,858	0.83	45,339	0.82	33,472	0.64
Equity-based compensation	5,236	0.10	3,926	0.07	3,954	0.08
Acquisition, integration and strategic planning expenses	6,932	0.13	1,974	0.04	1,278	0.02
Adjusted EBITDA	$56,026	$1.06	$51,239	$0.93	$38,704	$0.74

Weighted average common and common equivalent shares outstanding (diluted)	52,633		55,173		52,209

	Six Months Ended June 30,
	2015		2014 (1)
Net income	$53,387	$1.02	$34,706	$0.63
Income from discontinued operations, net of tax	26,029	0.50	1,460	0.03
Income from continuing operations	27,358	0.52	33,246	0.60
Interest expense, net	7,803	0.14	6,431	0.12
Write-off of loan costs	3,751	0.07	—	—
Provision for income taxes	18,869	0.36	23,600	0.43
Depreciation	7,723	0.15	5,570	0.10
Amortization of intangible assets	11,826	0.23	11,060	0.20
EBITDA	77,330	1.47	79,907	1.45
Equity-based compensation	9,190	0.18	7,008	0.12
Acquisition, integration and strategic planning expenses	8,210	0.16	2,562	0.05
Adjusted EBITDA	$94,730	$1.81	$89,477	$1.62

Weighted average common and common equivalent shares outstanding (diluted)	52,435		55,098
______

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

RECONCILIATION OF GAAP INCOME AND DILUTED EPS TO NON-GAAP INCOME AND DILUTED EPS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	June 30,				March 31,
	2015		2014 (1)		2015
Net income	$14,252	$0.27	$20,789	$0.38	$39,135	$0.75
Income (loss) from discontinued operations, net of tax	(83)	—	1,148	0.02	26,112	0.50
Income from continuing operations	14,335	0.27	19,641	0.36	13,023	0.25
Write-off of loan costs, net of tax	2,288	0.04	—	—	—	—
Acquisition, integration and strategic planning expenses, net of tax	4,578	0.09	1,204	0.02	780	0.01
Non-GAAP income from continuing operations	$21,201	$0.40	$20,845	$0.38	$13,803	$0.26

Weighted average common and common equivalent shares outstanding (diluted)	52,633		55,173		52,209

	Six Months Ended June 30,
	2015		2014 (1)
Net income	$53,387	$1.02	$34,706	$0.63
Income from discontinued operations, net of tax	26,029	0.50	1,460	0.03
Income from continuing operations	27,358	0.52	33,246	0.60
Write-off of loan costs, net of tax	2,288	0.05	0	—
Acquisition, integration and strategic planning expenses, net of tax	5,358	0.10	1,563	0.03
Non-GAAP income from continuing operations	$35,004	$0.67	$34,809	$0.63

Weighted average common and common equivalent shares outstanding (diluted)	52,435		55,098

_____

(1)
Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014. The results of these businesses are included in discontinued operations for all periods presented. Accordingly, the results shown above differ from the results in our previous filings with the SEC.

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,
	2015	2014 (5)	2015	2014 (5)
Non-GAAP income from continuing operations (1)	$21,201	$20,845	$35,004	$34,809
Adjustments:
Amortization of intangible assets (2)	6,957	5,522	11,826	11,060
Cash tax savings on indefinite-lived intangible assets (3)	4,791	3,807	8,673	7,614
Income taxes on amortization for financial reporting purposes not deductible for income tax purposes (4)	(607)	(531)	(1,112)	(1,062)
Adjusted income from continuing operations	$32,342	$29,643	$54,391	$52,421

Adjusted income from continuing operations per diluted share	$0.61	$0.54	$1.04	$0.95

Weighted average common and common equivalent shares outstanding (diluted)	52,633	55,173	52,435	55,098

______

(1)
Non-GAAP income from continuing operations as calculated on preceding page. Non-GAAP income from continuing operations excludes the write-off of loan costs, and acquisition, integration and strategic planning expenses.

(2)	Amortization of intangible assets of acquired businesses.

(3)
Income tax benefit (using 39 percent marginal tax rate) from amortization for income tax purposes of certain indefinite-lived intangible assets (goodwill and trademarks), on acquisitions in which the Company received a step-up tax basis. For income tax purposes, these assets are amortized on a straight-line basis over 15 years. For financial reporting purposes, these assets are not amortized and a deferred tax provision is recorded that fully offsets the cash tax benefit in the determination of net income.

(4)
Income taxes (assuming a 39 percent marginal rate) on the portion of amortization of intangible assets, which is not deductible for income tax purposes (mainly amortization associated with the acquisition of CyberCoders, Inc. that the Company was not able to step-up the tax basis in those acquired assets for tax purposes).

(5)
Amounts have been restated to exclude results of the Physician Segment from continuing operations. The Physician Segment was sold on February 1, 2015 and its results are now included in discontinued operations.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (1)(Unaudited)

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2015		2014 (2)

Revenues (in thousands):
Apex	$338,704	$294,293	$307,724	$306,027	$297,893	$278,408
Oxford	146,619	135,752	133,299	136,416	136,531	128,443
Consolidated	$485,323	$430,045	$441,023	$442,443	$434,424	$406,851

Direct hire and conversion revenues (in thousands):
Apex	$6,285	$4,079	$4,146	$3,930	$3,988	$3,682
Oxford	22,446	19,825	15,970	18,523	17,483	15,312
Consolidated	$28,731	$23,904	$20,116	$22,453	$21,471	$18,994

Gross margins:
Apex	28.8%	27.1%	28.5%	28.5%	28.4%	27.1%
Oxford	41.5%	41.4%	41.1%	42.2%	41.9%	41.0%
Consolidated	32.7%	31.6%	32.3%	32.7%	32.7%	31.5%

Average number of staffing consultants:
Apex	1,067	965	942	875	835	818
Oxford	983	922	870	845	835	828
Consolidated	2,050	1,887	1,812	1,720	1,670	1,646

Average number of customers:
Apex	1,766	1,293	1,276	1,475	1,431	1,375
Oxford	1,092	1,027	1,050	1,013	1,005	985
Consolidated	2,858	2,320	2,326	2,488	2,436	2,360

Top 10 customers as a percentage of revenue:
Apex	25.2%	27.0%	29.0%	29.8%	29.7%	30.6%
Oxford	11.2%	11.5%	12.6%	13.3%	13.0%	13.7%
Consolidated	17.6%	18.5%	20.3%	20.6%	20.4%	20.9%

Average bill rate:
Apex	$54.99	$54.02	$54.59	$54.65	$54.16	$53.89
Oxford	$101.01	$103.17	$103.92	$102.33	$102.95	$100.64
Consolidated	$62.54	$62.06	$65.01	$62.56	$62.51	$61.93

Gross profit per staffing consultant:
Apex	$92,000	$83,000	$93,000	$100,000	$101,000	$92,000
Oxford	$62,000	$61,000	$63,000	$68,000	$69,000	$64,000
Consolidated	$77,000	$72,000	$79,000	$84,000	$85,000	$78,000
______

(1)	The segments reported above reflect our new segment configuration. The Oxford segment now includes our former Life Sciences Europe segment.

(2)	Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014.

SUPPLEMENTAL FINANCIAL AND OPERATING DATA (1) (2) (Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2013

Revenues (in thousands):
Apex	$281,032	$276,849	$262,347	$239,765
Oxford	115,038	117,551	118,431	112,087
Consolidated	$396,070	$394,400	$380,778	$351,852

Direct hire and conversion revenues (in thousands):
Apex	$3,221	$3,414	$2,968	$3,229
Oxford	4,085	1,915	2,038	2,073
Consolidated	$7,306	$5,329	$5,006	$5,302

Gross margins:
Apex	28.1%	28.5%	27.8%	26.7%
Oxford	36.6%	34.2%	33.9%	33.7%
Consolidated	30.5%	30.2%	29.7%	28.9%

Average number of staffing consultants:
Apex	805	796	777	772
Oxford	695	616	612	599
Consolidated	1,500	1,412	1,389	1,371

Average number of customers:
Apex	1,381	1,345	1,331	1,312
Oxford	1,048	905	917	891
Consolidated	2,429	2,250	2,248	2,203

Top 10 customers as a percentage of revenue:
Apex	31.1%	31.3%	30.3%	29.7%
Oxford	14.4%	16.8%	18.3%	15.4%
Consolidated	22.1%	21.9%	21.2%	20.6%

Average bill rate:
Apex	$53.41	$54.10	$54.26	$53.59
Oxford	$102.24	$105.27	$107.94	$107.07
Consolidated	$61.55	$62.76	$63.84	$63.09

Gross profit per staffing consultant:
Apex	$98,000	$99,000	$94,000	$83,000
Oxford	$61,000	$65,000	$66,000	$63,000
Consolidated	$81,000	$84,000	$81,000	$74,000
______

(1)	The segments reported above reflect our new segment configuration. The Oxford segment now includes our former Life Sciences Europe segment.

(2)	Amounts have been restated to give retroactive effect to the sale of our Physician Segment on February 1, 2015, and the closure of our European retained search unit in the fourth quarter of 2014.

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS (Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015
Percentage of revenues:
Top ten clients	17.6%	18.5%
Direct hire/conversion	5.9%	5.6%

Bill rate:
% Sequential change	0.8%	(4.5%)
% Year-over-year change	—%	0.2%

Bill/Pay spread:
% Sequential change	1.2%	(5.2%)
% Year-over-year change	(3.8%)	(2.2%)

Average headcount:
Contract professionals (CP)	15,506	12,318
Staffing consultants (SC)	2,050	1,887